EXHIBIT 23.2

Consent of Independent Auditor

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 333-204568) of our report dated February 16, 2016 relating to the consolidated financial statements, which appears in Shopify Inc.’s Annual Report on Form 20-F for the year ended December 31, 2015.

/s/ PricewaterhouseCoopers LLP
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Chartered Professional Accountants, Licensed Public Accountants
Ottawa, Ontario, Canada
May 12, 2016